                                                            Exhibit 10 (a) (16)

                            STOCKHOLDERS AGREEMENT

         THIS STOCKHOLDERS AGREEMENT (the "Agreement") is made as of this ___ day of December, 1999, by and among Inter*Act Electronic Marketing, Inc., a North Carolina corporation (the "Company"), the stockholders of the Company identified as such on the signature pages hereto (the "Stockholders"), and the holders of the Convertible Preferred Stock and Warrants received in the Exchange, and any assignees or transferees thereof (each, an "Investor" and collectively, the "Investors").

         WHEREAS, the Company entered into a Purchase Agreement, dated as of July 30, 1996 (the "Purchase Agreement"), between the Company and the initial purchasers named therein, pursuant to which the Company sold and issued to such initial purchasers 142,000 units (the "Units"), each Unit consisting of one $1,000 principal amount of 14% Senior Discount Notes due 2003 (the "Notes") and one Warrant entitling the holder thereof to purchase shares of Common Stock, no par value, of the Company (the "Common Stock") at an exercise price of $.01 per share.

         WHEREAS, pursuant to the terms of the Exchange Offer and Consent Solicitation Memorandum (the "Offering Memorandum"), dated as of December 9, 1999, and the letter of consent and transmittal attached thereto (the "Letter of Transmittal"), the holders of Notes that have duly executed a Letter of Transmittal have agreed to tender and exchange their respective Notes (the "Exchange") to the Company, and the Company and Inter*Act Operating Co., Inc., a North Carolina corporation and wholly-owned subsidiary of the Company ("Inter*Act"), have agreed to issue and sell to such holders in exchange for each $1,000 principal amount of such Notes (i) $500 principal amount of Senior Pay-In-Kind Notes Due 2003 issued by Inter*Act, (ii) one warrant (collectively, the "Warrants") entitling the holder thereof to purchase 17.96 shares of Common Stock from the Company at an exercise price of $.01 per share, subject to adjustment as provided in that certain Warrant Agreement, dated as of December 15, 1999, and (iii) one share of 14% Series B Senior Mandatorily Convertible Preferred Stock, no par value, of the Company (the "Convertible Preferred Stock"), with an initial liquidation preference of $500 plus accrued and unpaid dividends therein, which Convertible Preferred Stock is convertible into shares of Common Stock.

         WHEREAS, the execution and delivery of this Agreement is a condition precedent to the transactions contemplated by the Offering Memorandum.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I   DEFINITIONS

         SECTION 1.1 CONSTRUCTION OF TERMS. As used herein, the masculine, feminine or gender neutral, and the singular or plural number, shall be deemed to be or to include the other genders or number, as the case may be, whenever the context so indicates or requires.

         SECTION 1.2 DEFINED TERMS. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

         An "AFFILIATE" of any Person (as defined herein) means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

         "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         "COMMON STOCK" means the Common Stock and any other common equity securities issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization), including, without limitation, the Shares.

         "COMPANY" shall refer to the Company and any successor or successors thereto.

         "MAJORITY INTEREST" means the Investors holding not less than a majority of the outstanding Shares (as hereinafter defined) held by all of the Investors.

         "PERSON" means an individual, a corporation, an association, a joint venture, a partnership, a limited liability company, an estate, a trust, an unincorporated organization and any other entity or organization, governmental or otherwise.

         "PREFERRED STOCK" means the Convertible Preferred Stock, together with any shares issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

         "QUALIFIED PUBLIC OFFERING" means the first underwritten offering to the public of shares of the Company's Common Stock pursuant to an effective registration statement under the Securities Act, in which the aggregate gross proceeds attributable to sales of shares of Common Stock covered by such registration statement for the account of the Company equals or exceeds $30,000,000.

         "SHARES" means (i) with respect to the Investors, the shares of Common Stock subject to acquisition upon the conversion of the Preferred Stock (such number being subject to possible adjustment in accordance with the terms of the Company's Restated Articles of Incorporation) and the exercise of the Warrants, together with the shares of Common Stock held by the Investors at the relevant time if conversion of any of the Preferred Stock or exercise of any of the Warrants has then occurred and (ii) with respect to the Stockholders, all shares of Common Stock then held by the Stockholders.

         "TRANSFER" means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security or of any rights. "Transferred" means the accomplishment of a Transfer, and "Transferee" means the recipient of a Transfer.

ARTICLE II  RIGHT OF FIRST REFUSAL; CO-SALE PROVISIONS

         The following provisions of this Article II shall terminate immediately upon and shall not apply with respect to, the closing of a Qualified Public Offering.

         SECTION 2.1 RIGHT OF FIRST REFUSAL. In the event that any of the Stockholders receives a bona fide offer to purchase all or any portion of the Shares held by such person (a "Transaction Offer") from a non-Affiliate (the "Offeror"), such Stockholder (a "Transferring Stockholder") may, subject to the provisions of Section 2.2 hereof, Transfer such Shares pursuant to and in accordance with the following provisions of this Section 2.1:

                           (a)      Such Transferring Stockholder shall cause
the Transaction Offer and all of the terms thereof to be reduced to writing and shall promptly notify each of the Investors of such Transferring Stockholder's desire to accept the Transaction Offer and otherwise comply with the provisions of this Section 2.1 and, if applicable, Section 2.2 (such notice, the "Offer Notice"). The Transferring Stockholder's Offer Notice shall constitute an irrevocable offer to sell all but not less than all of the Shares which are the subject of the Transaction Offer to the Investors, on the basis described below, at a purchase price equal to the price contained in, and on the same terms and conditions of, the Transaction Offer. The Offer Notice shall be accompanied by a true copy of the Transaction Offer (which shall identify the Offeror and all relevant information in connection therewith).

                           (b)      Upon receipt of an Offer Notice, the
Investors may elect to accept the offer to sell with respect to all (but not less than all) of the Shares subject thereto and shall give written notice of such election to the Transferring Stockholder as provided below. Each Investor shall have the right to purchase up to that number of Shares covered by the Transaction Offer as shall be equal to the product obtained by multiplying (i) the total number of Shares subject to the Transaction Offer by (ii) a fraction, the numerator of which is the total number of Shares owned by such Investor, and the denominator of which is the total number of Shares held by all Investors, in each case as of the date of the Offer Notice, subject to increase as hereinafter provided. The number of Shares that each Investor is entitled to purchase under this Section 2.1 as provided in the immediately preceding sentence shall be referred to as its "Pro Rata Fraction." Subject to Section
2.4 hereof, each Investor shall have the right to transfer its right to any Pro Rata Fraction or part thereof with respect to any proposed Transaction Offer to any transferee. In the event an Investor does not elect to purchase or transfer its right to purchase its Pro Rata Fraction, then any Investors who have elected to purchase Shares shall have the right to purchase, on a pro rata basis with any other Investors who so elect, any Pro Rata Fraction not purchased by an Investor or its transferee and to transfer such right to any transferee.

                           (c)      Each Investor shall have the right to
accept the Transferring Stockholder's offer to sell the shares by giving written notice of such acceptance (the "Right of First Refusal Acceptance Notice") to the Transferring Stockholder as provided herein within thirty (30) business days after receipt of the Offer Notice (the "Right of First Refusal Election Period"), which notice shall indicate the maximum number of Shares subject thereto which the Investor and its transferee(s) are willing to purchase, including the number of Shares it would purchase if one or more other Investors do not elect to purchase their Pro Rata Fractions. In the event that the price set forth in the Offer Notice is stated in consideration other than cash or cash equivalents, the Transferring Stockholder and a Majority Interest of the Investors shall determine the fair market value of such consideration, reasonably and in good faith, and the Investors and their transferees may exercise their right to purchase under this Section 2.1 by payment of such fair market value in cash or cash equivalents.

                           (d)      Upon the expiration of the Right of First
Refusal Election Period, the number of Shares to be purchased by each Investor and its transferees shall be determined as follows: (i) first, there shall be allocated to each Investor and/or transferee electing to purchase a number of Shares equal to the lesser of (A) the number of Shares as to which such Investor or transferee accepted as set forth in its respective Right of First Refusal Acceptance Notice or (B) such Investor's Pro Rata Fraction, and (ii) second, the balance, if any, not allocated under clause (i) above, shall be allocated to those Investors and transferees who within the Right of First Refusal Election Period delivered a Right of First Refusal Acceptance Notice that set forth a number of Shares that exceeded their respective Pro Rata Fractions, in each case on a pro rata basis in proportion to the amount of such excess. The closing for any purchase of Shares by the Investors and/or their transferees under this Section 2.1 shall take place following the expiration of the Right of First Refusal Election Period at the offices of the Company or on such other date or at such other place as may be agreed to by the Transferring Stockholder and such Investors and/or their transferees.

                           (e)      In the event that the Investors and their
transferees do not elect to exercise the rights to purchase under this Section
2.1 with respect to all of the Shares proposed to be sold, the Transferring Stockholder may sell such Shares to the Offeror on the terms and conditions set forth in the Offer Notice, subject to the provisions of Section 2.2. If the Transferring Stockholder's sale to an Offeror is not consummated in accordance with the terms of the Transaction Offer within the later of (i) ninety (90) calendar days after the expiration of the Right of First Refusal Election Period under this Section 2.1 and the Co-Sale Election Period set forth in
Section 2.2 below, if applicable, and (ii) the satisfaction of all governmental approval or filing requirements, the Transaction Offer shall be deemed to lapse, and any Transfers of Shares pursuant to such Transaction Offer shall be deemed to be in violation of the provisions of this Agreement unless the Transferring Stockholder once again complies with the provisions of this
Section 2.1 with respect to such Transaction Offer.

         SECTION 2.2 CO-SALE OPTION OF INVESTORS. In the event that any Transferring Stockholder receives a Transaction Offer from an Offeror, and the right to purchase under Section 2.1 is not exercised by the Investors or their transferees with respect to all of the Shares proposed to be so Transferred, such Transferring Stockholder may Transfer such Shares only pursuant to and in accordance with the following provisions of this Section 2.2:

                           (a)      As soon as practicable following the
expiration of the Right of First Refusal Election Period, and in no event later than ten (10) days thereafter, the Transferring Stockholder shall notify each of the Investors (the "Co-Sale Notice") of its right to participate in the Transaction Offer with respect to any Shares subject thereto which were not purchased pursuant to Section 2.1 (the "Co-Sale Option"). Each of the Investors shall have the right to exercise its Co-Sale Option by giving written notice of such intent to participate (the "Co-Sale Acceptance Notice") to the Transferring Stockholder within ten (10) days after receipt by such Investor of the Co-Sale Notice (the "Co-Sale Election Period"). Each Co-Sale Acceptance Notice shall indicate the maximum number of Shares subject thereto which the Investor wishes to sell including the number of Shares it would sell if one or more other Investors do not elect to participate in the sale on the terms and conditions stated in the Offer Notice. Any Investor holding Preferred Stock or Warrants shall be permitted to sell to the relevant Offeror in connection with any exercise of the Co-Sale Option shares of Common Stock acquired upon conversion of such Preferred Stock or exercise of such Warrants.

                           (b)      Each Investor shall have the right to sell
a portion of its Shares pursuant to the Transaction Offer which is equal to or less than the product obtained by multiplying (i) the total number of Shares available for sale to the Offeror subject to the Transaction Offer by (ii) a fraction, the numerator of which is the total number of Shares owned by such Investor and the denominator of which is the total number of Shares held by all Investors and the Transferring Stockholder, in each case as of the date of the Offer Notice, subject to increase as hereinafter provided. In the event an Investor does not elect to sell the full amount of such Shares which such Investor is entitled to sell pursuant to this Section 2.2, then any Investors who have elected to sell Shares shall have the right to sell, on a pro-rata basis with any other Investors and up to the maximum number of Shares stated in each such Investor's Co-Sale Acceptance Notice, any Shares not elected to be sold by such Investor.

                           (c)      Within ten (10) calendar days after the
end of the Co-Sale Election Period, the Transferring Stockholder shall promptly notify each participating Investor of the number of Shares held by such Investor that will be included in the sale and the date on which the Transaction Offer will be consummated, which shall be no later than the later of (i) thirty (30) calendar days after the end of the Co-Sale Election Period and (ii) the satisfaction of any governmental approval or filing requirements, if any.

                           (d)      Each participating Investor may effect its
participation in any Transaction Offer hereunder by delivery to the Offeror, or to the Transferring Stockholder for delivery to the Offeror, of one or more instruments or certificates, properly endorsed for transfer, representing the Shares it elects to sell pursuant thereto, provided that no Investor shall be required to make any representations or warranties or to provide any indemnities in connection therewith other than with respect to title to the Shares being conveyed. At the time of consummation of the Transaction Offer, the Offeror shall remit directly to each participating Investor that portion of the sale proceeds to which the participating Investor is entitled by reason of its participation with respect thereto (less any adjustments due to the conversion of any convertible securities or the exercise of any exercisable securities). No Shares may be purchased by the Offeror from the Transferring Stockholder unless the Offeror simultaneously purchases from the participating Investors all of the Shares that they have elected to sell pursuant to Section 2.2(b). Notwithstanding anything contained herein to the contrary, in the event that the delivery mechanics for participation as described in this Section 2.2(d) are in contravention of federal or state laws or regulations with respect to a particular participating Investor, then the delivery mechanics shall be adjusted by mutual agreement of such Investor, the Offeror and the Transferring Stockholder such that the transfer of Shares hereunder conforms with all applicable federal and state laws and regulations.

                           (e)      Any Shares held by a Transferring
Stockholder which are the subject of the Transaction Offer that the Transferring Stockholder desires to Transfer following compliance with this
Section 2.2 may be sold to the Offeror only during the period specified in
Section 2.2(c) and only on terms no more favorable to the Transferring Stockholder than those contained in the Offer Notice. Promptly after such Transfer, the Transferring Stockholder shall notify the Company, which in turn shall promptly notify the Investors, of the consummation thereof and shall furnish such evidence of the completion and time of completion of the Transfer and of the terms thereof as may reasonably be requested by a Majority Interest of the Investors. So long as the Offeror is neither a party nor an Affiliate of or relative of a party to this Agreement, such Offeror shall take the Shares so Transferred free and clear of any further restrictions of this Article II. In the event that the Transaction Offer is not consummated within the period required by this Section 2.2 or the Offeror fails timely to remit to each participating Investor its respective portion of the sale proceeds, the Transaction Offer shall be deemed to lapse, and any Transfer of Shares pursuant to such Transaction Offer shall be deemed to be in violation of the provisions of this Agreement unless the Transferring Stockholder once again complies with the provisions of Section 2.1 and this Section 2.2 hereof with respect to such Transaction Offer.

         SECTION 2.3 CONTEMPORANEOUS TRANSFERS. If two or more Stockholders propose concurrent Transfers which are subject to this Article II, then the relevant provisions of Section 2.1 and Section 2.2, as applicable, shall apply separately to each such proposed Transfer.

         SECTION 2.4 ASSIGNMENT. Subject to Section 3.11 hereof, each Investor shall have the right to assign its rights to any transferee of such Investor's Shares, and shall further have the right to assign and transfer such Investor's right to accept particular Transaction Offers as contemplated by this Article II, and any such transferee shall be deemed within the definition of an "Investor" for purposes of this Article II.

         SECTION 2.5 PROHIBITED TRANSFERS. If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio; the Company and the other parties hereto shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and the Company shall have the right to refuse to recognize any Transferee as one of its stockholders for any purpose.

         SECTION 2.6 PERMITTED TRANSFERS. The provisions of Sections 2.1 and 2.2 shall not apply to any Transfers by a Stockholder to a Permitted Transferee; provided, however, that as a condition to such Transfer, the Permitted Transferee shall enter into a joinder agreement providing that all Shares so Transferred shall continue to be subject to all provisions of this Agreement as if such Shares were still held by the transferring Stockholder. For purposes hereof, the term "Permitted Transferee" shall mean (i) a Stockholder's spouse or children, or a trust for the benefit of the transferring Stockholder, his spouse or children; (ii) any member of the "Richardson Family" (defined as the descendants of Lunsford Richardson, Sr., their spouses, trusts, corporations in which they own a majority interest and charitable organizations established by such descendants) who has received Shares from another member of the Richardson Family; and (iii) any member of the "LCH Family" (defined as Leonard C. Horvitz, his lineal descendants, and his or their current or former spouses, including widows and widowers, estates of, and trusts for the benefit of any of the forgoing, and any partnerships, foundations, or philanthropic funds or other entities created by any of the forgoing, or created by another for their benefit) who has received Shares from another member of the LCH Family.

         SECTION 2.7 DEMINIMUS TRANSFERS. The provisions of Sections 2.1 and 2.2 shall not apply to any Transfers by a Stockholder, at any one time or from time to time, which in the aggregate do not exceed ten percent (10%) of the Shares held by such Stockholder as of the date hereof; provided, that Transfers made to Permitted Transferees pursuant to Section 2.6 hereof shall not apply to or count against the ten percent (10%) limitation described herein.

ARTICLE III                MISCELLANEOUS PROVISIONS

         SECTION 3.1 SURVIVAL OF COVENANTS. Each of the parties hereto agrees that each covenant and agreement made by it in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the date hereof regardless of any investigation. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns to the extent contemplated herein.

         SECTION 3.2 LEGEND ON SECURITIES. The Company, the Investors and the Stockholders acknowledge and agree that the following legend shall be typed on each certificate evidencing any of the securities held at any time by the Stockholders or the Investors:

         THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A CERTAIN STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 28, 1999. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

         SECTION 3.3 AMENDMENT AND WAIVER; ACTIONS OF THE BOARD. Any party may waive any provision hereof intended for its benefit in writing. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law or in equity or otherwise. This Agreement may be amended with the prior written consent of the Company, a majority-in-interest of the Stockholders, and a Majority Interest of the Investors. Any consent given as provided in the preceding sentence shall be binding on all Stockholders and all Investors, respectively, and no Stockholder or Investor shall have any cause of action against any other Person for any action taken by such Person in reliance upon such consent.

         SECTION 3.4 NOTICES. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given, delivered and received (a) if delivered personally or (b) if sent by facsimile, registered or certified mail (return receipt requested) postage prepaid, or by courier guaranteeing next day delivery, in each case to the party to whom it is directed at the following addresses (or at such other address for any party as shall be specified by notice given in accordance with the provisions hereof, provided that notices of a change of address shall be effective only upon receipt thereof). Notices delivered personally shall be effective on the day so delivered, notices sent by registered or certified mail shall be effective five days after mailing, notices sent by facsimile shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the earlier of the second business day after timely delivery to the courier or the day of actual delivery by the courier:

         If to the Company:

         Inter*Act Electronic Marketing, Inc.
         74 Westport Avenue
         Norwalk, Connecticut  06851
         Facsimile:
         Attn: President and Chief Executive Officer

         If to the Investors:

         At such Investor's address for notice as set forth in the books and records of the Company, or at such other address as shall be designated in writing by such Investor.

         If to the Stockholders:

         At such Stockholder's address for notice as set forth in the books and records of the Company, or at such other address as shall be designated in writing by such Stockholders.

         SECTION 3.5 HEADINGS. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

         SECTION 3.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

         SECTION 3.7 REMEDIES; SEVERABILITY. It is specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law) and the Company may refuse to recognize any unauthorized Transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement.

         In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         SECTION 3.8 ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         SECTION 3.9 ADJUSTMENTS. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company.

         SECTION 3.10 LAW GOVERNING. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York (without giving effect to principles of conflicts of law). Each party also waives trial by jury in any action relating to this Agreement.

         SECTION 3.11 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto as contemplated herein, and any successor to the Company by way of merger or otherwise shall specifically agree to be bound by the terms hereof as a condition of such successor. The rights of the Investors hereunder shall be assignable, without the need for an express assignment, to transferees of their Shares as contemplated herein, and by taking and holding such Shares, such transferee shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and conditions of this Agreement and such transferee shall be entitled to receive the benefits hereof.

         SECTION 3.12 THIRD PARTY BENEFICIARIES. The beneficial owners of the Shares with respect to the Investors, together with their successors and assigns, are third party beneficiaries to this Agreement, and shall be entitled to the rights, and subject to the obligations, of Investors contained herein as if each were an original party to this Agreement.

         SECTION 3.13 DISPUTE RESOLUTION. Before any of the parties hereto commences a legal action arising out of or relating to this Agreement, he shall notify the other parties hereto and the Company in writing of his intention to commence an action and of the basis for the action and, except as hereinafter provided, shall not commence an action for at least 30 days after such written notification. During such 30-day period, the parties to the dispute that is the subject of the threatened action shall make reasonable and good faith efforts to resolve the such dispute, by means of nonbinding arbitration or a similar nonbinding procedure.

         SECTION 3.14 TERMINATION. This Agreement shall terminate immediately upon the closing of a Qualified Public Offering.

         IN WITNESS WHEREOF, the parties hereto have caused this Stockholders Agreement to be duly executed as of the date first set forth above.

                                            THE COMPANY:

                                            INTER*ACT ELECTRONIC MARKETING,

                                            INC.

                                            By: /s/ Thomas McGoldrick
                                                ____________________________
                                                Thomas McGoldrick
                                                Executive Vice President

                   [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                            STOCKHOLDERS:

                                            SMITH RICHARDSON FOUNDATION, INC.

                                            By:
                                                ____________________________
                                            Name:
                                            Title:

                                            PIEDMONT ACORN INVESTORS LIMITED
                                            PARTNERSHIP

                                            By: /s/ Ludsford Richardson, Jr.
                                                ____________________________
                                            Name: Lundsford Richardson, Jr.
                                            Title: General Partner

                                            PIEDMONT HARBOR-PIEDMONT
                                            ASSOCIATES LIMITED PARTNERSHIP

                                            By:
                                                ____________________________
                                            Name:
                                            Title:
                                            /s/ Stephen R. Leeolou
                                            ________________________________
                                            Stephen R. Leeolou

                                            THE LEEOLOU FAMILY LIMITED
                                            PARTNERSHIP

                                            By: /s/ Stephen R. Leeolou
                                               ____________________________
                                            Name: Stephen R. Leeolou
                                            Title: General Partner

                                            LJR LIMITED PARTNERSHIP

                                            By: Mark F. Polzin
                                               ____________________________
                                            Name:
                                            Title: Trust Administrator of
                                                   the LJR Trust,
                                                   General Partner